UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): May 18, 2007

Bakers Footwear Group, Inc.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment of Minimum Availability Covenant of Credit Facility.

On May 18, 2007, Bakers Footwear Group, Inc. (“we” or the “Company”) entered into a First Amendment to Second Amended and Restated Loan and Security Agreement (the “Amendment”) with Bank of America, N.A. with respect to the Company’s Second Amended and Restated Loan and Security Agreement with Bank of America, N.A., the lender, dated as of August 31, 2006 (the “Agreement”). Under the Agreement, we have a minimum availability financial covenant under which we generally must maintain a minimum availability, subject to certain exceptions, of not less than the greater of $1.5 million or six percent of our borrowing base (as defined in the Agreement).

As previously reported in our Annual Report on Form 10-K, on April 18, 2007, we agreed with our lender to temporarily adjust the borrowing base calculation under the Agreement to provide for additional borrowing capacity of $1,250,000 for the period April 20, 2007 through May 18, 2007. As of May 18, 2007, we had an outstanding balance of $19.4 million and approximately $1.9 million in unused borrowing capacity, based on our borrowing base calculations, including the impact of the additional borrowing capacity provided in April. In order to temporarily extend this additional borrowing capacity of $1,250,000 previously provided, the lender agreed to the Amendment. At the time of the Amendment, we were in compliance with all of our financial and other covenants under the Agreement and expect to remain in compliance throughout fiscal year 2007 based on the expected execution of our business plan.

Under the Amendment, the lender has agreed that for the period from May 18, 2007 through and including June 15, 2007, we shall be required to maintain a minimum availability of not less than $250,000. On and after June 16, 2007, we will be required to comply with the minimum availability covenant in effect prior to the Amendment. We have agreed to pay fees of approximately $50,000 in connection with the Amendment. The Amendment also made other changes to the Agreement including with respect to our obligations to provide increased information and potentially higher fees and reimbursements to the lender.

Our secured revolving credit facility with Bank of America, N.A. has a revolving credit ceiling of $40.0 million and a maturity date of August 31, 2010. Amounts borrowed under the facility bear interest at a rate equal to the base rate (as defined in the agreement), which was 8.25% per annum as of May 18, 2007. Following the occurrence of any event of default, the interest rate may be increased by an additional two percentage points. The revolving credit agreement also allows us to apply an interest rate based on LIBOR (London Interbank Offered Rate, as defined in the agreement) plus a margin rate of 1.75% to 2.25% per annum to a designated portion of the outstanding balance as set forth in the agreement. The aggregate amount that we may borrow under the agreement at any time is further limited by a formula, which is based substantially on our inventory level. The agreement is secured by substantially all of our assets. In connection with the administration of the agreement, we are required to pay a facility fee of $2,000 per month. In addition, an unused line fee of 0.25% per annum is payable monthly based on the difference between the revolving credit ceiling and the average loan balance under the agreement. If contingencies related to early termination of the credit facility were to occur, or if we were to request and receive an accommodation from the lender in connection with the facility, we may be required to pay additional fees.

Our credit facility continues to include financial, reporting and other covenants relating to, among other things, use of funds under the facility in accordance with our business plan, prohibiting a change of control, including any person or group acquiring beneficial ownership of 30% or more of our common stock or our combined voting power (as defined in the credit facility), maintaining a minimum availability, prohibiting new debt, restricting dividends and the repurchase of our stock, and restricting certain acquisitions. In the event that we were to violate any of these covenants, or if other indebtedness in excess of $1.0 million could be accelerated, or in the event that 10% or more of our leases could be terminated (other than solely as a result of certain sales of our common stock), the lender would have the right to accelerate repayment of all amounts outstanding under the agreement, or to commence foreclosure proceedings on our assets.

For additional information regarding the Agreement, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Financing Activities” in the Company’s Annual Report on Form 10-K. The descriptions of the Amendment contained herein is qualified in its entirety by the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K.

The Company maintains other relationships with Bank of America, N.A. from time to time, including commercial banking and other financial services. Andrew N. Baur, one of the Company’s directors and a shareholder, is a director of Marshall & Ilsley Corporation and Chairman of Southwest Bank of St. Louis, a subsidiary of Marshall & Ilsley. Southwest Bank is a 10% participant in the credit facility.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: May 18, 2007	By:	/s/ Lawrence L. Spanley, Jr.
Lawrence L. Spanley, Jr. Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Second Amended and Restated Loan and Security Agreement dated as of August 31, 2006 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 7, 2006).

10.2

Amended and Restated Revolving Credit Note dated as of August 31, 2006 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K dated September 7, 2006).

10.3

Waiver and Consent Agreement dated as of April 18, 2007 by and between Bank of America, N.A. and the Company (incorporated by reference to Exhibit 10.14.2 to the Company’s Annual Report on Form 10-K filed on April 24, 2007)

10.4	First Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 17, 2007 by and between Bank of America, N.A. and the Company